EXHIBIT 5.1

                         PILLSBURY, MADISON & SUTRO LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94304



                                November 29, 2000



Alliance Fiber Optic Products, Inc.
735 North Pastoria Avenue
Sunnyvale, CA 94085


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 3,098,534 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Alliance Fiber Optic Products, Inc. 2000 Stock Incentive Plan (the "Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/   PILLSBURY MADISON & SUTRO LLP
E-04942